Exhibit 99.2

Coeptis Therapeutics Closes on $4.3 Million of Series A Preferred Offering

Bolsters Company’s Corporate Mission

Financing Led by Board Member and Priced at Premium to Market Price

WEXFORD, PA., June 20, 2024 -- Coeptis Therapeutics Holdings, Inc. (Nasdaq: COEP) (the “Company” or “Coeptis”), a biopharmaceutical company developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases, is pleased to announce that it has closed on $4.3 million in a financing led by CJC Investment Trust, an entity controlled by board member Christopher Calise.

Under the terms of the financing, the Series A Preferred is convertible into shares of the Company’s common stock at a price of $0.40 per share, subject to limitations. The investors also received in the aggregate a 6.45% equity interest in two of the Company’s newly formed subsidiaries, SNAP Biosciences Inc. and GEAR Therapeutics Inc.

Dave Mehalick, President and CEO of Coeptis Therapeutics said, “We are grateful for the continued support from our investors, particularly in these transformative times for Coeptis Therapeutics. These individuals share our passion and long-term vision for Coeptis, and their support goes beyond investment, reflecting a focus on the Company’s future.”

“This financing comes at an opportune moment as we are anticipating several significant near-term milestones. The commitment from our investors not only strengthens our balance sheet but also bolsters our innovative cell therapy platforms and long-term growth prospects.”

Proceeds from this financing will be allocated towards repayment of outstanding obligations, working capital, and general corporate purposes.

About Coeptis Therapeutics Holdings, Inc.

Coeptis Therapeutics Holdings, Inc., together with its subsidiaries including Coeptis Therapeutics, Inc. and Coeptis Pharmaceuticals, Inc., (collectively "Coeptis"), is a biopharmaceutical company developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases that have the potential to disrupt conventional treatment paradigms and improve patient outcomes. Coeptis' product portfolio and rights are highlighted by assets licensed from Deverra Therapeutics, including an allogeneic cellular immunotherapy platform and DVX201, a clinical-stage, unmodified natural killer cell therapy technology. Additionally, Coeptis is developing a universal, multi-antigen CAR T technology licensed from the University of Pittsburgh (SNAP-CAR), and the GEAR cell therapy and companion diagnostic platforms, which Coeptis is developing with VyGen-Bio and leading medical researchers at the Karolinska Institutet. Coeptis' business model is designed around maximizing the value of its current product portfolio and rights through in-license agreements, out-license agreements and co-development relationships, as well as entering into strategic partnerships to expand its product rights and offerings, specifically those targeting cancer and infectious diseases. The Company is headquartered in Wexford, PA. For more information on Coeptis visit https://coeptistx.com/.

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Cautionary Note Regarding Forward-Looking Statements

This press release and statements of our management made in connection therewith contain or may contain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance, and underlying assumptions, and other statements that are other than statements of historical facts. When we use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. Forward-looking statements are not a guarantee of future performance and involve significant risks and uncertainties that may cause the actual results to differ materially and perhaps substantially from our expectations discussed in the forward-looking statements. Factors that may cause such differences include but are not limited to: (1) the inability to maintain the listing of the Company's securities on the Nasdaq Capital Market; (2) the inability to recognize the anticipated benefits of the Deverra licensed assets, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth economically and hire and retain key employees; (3) the risks that the Company's products in development or the newly-licensed assets fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable regulatory authorities; (4) costs related to ongoing asset development including the Deverra licensed assets and pursuing the contemplated asset development paths; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission (the "SEC"). The foregoing list of factors is not exclusive. All forward-looking statements are subject to significant uncertainties and risks including, but not limited, to those risks contained or to be contained in reports and other filings filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings made or to be made with the SEC, which are available for review at www.sec.gov. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations, or rules.

Contacts

Coeptis Therapeutics, Inc.

IR@coeptistx.com

800-478-8070

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